Exhibit 4.1 DESCRIPTION OF THE REGISTRANT’S SECURITIES REGISTERED PURSUANT TO SECTION 12 OF THE SECURITIES EXCHANGE ACT OF 1934 As of December 31, 2024, Simpson Manufacturing Co., Inc. had one class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”): (i) its common stock, $0.01 par value per share (“common stock”). References in the following discussion to the “Company,” “we,” “our” and “us” and similar references mean Simpson Manufacturing Co., Inc. excluding, unless the context otherwise requires or otherwise expressly stated, its subsidiaries. DESCRIPTION OF COMMON STOCK The following is a description of some of the terms of our capital stock, our certificate of incorporation, as amended (the “charter”), our amended and restated bylaws (the “bylaws”) and certain provisions of the Delaware General Corporation Law (the “DGCL”). The following description is not complete and is subject to, and qualified in its entirety by reference to, our charter and bylaws, each of which is filed or incorporated by reference as an exhibit to our Annual Report on Form 10-K of which this exhibit is a part, and the DGCL. You should read our charter and bylaws and the applicable provisions of the DGCL for a complete statement of the provisions described herein and for other provisions that may be important to you. General Under our charter, the total number of shares of all classes of capital stock which we are authorized to issue is 165,000,000 shares, consisting of two classes: 160,000,000 shares of common stock, $0.01 par value per share, and 5,000,000 shares of preferred stock, $0.01 par value per share (“preferred stock”). Our common stock is listed on the New York Stock Exchange under the symbol “SSD.” Voting Each share of our common stock is entitled to one vote per share on all matters submitted to a vote of our common stockholders. Unless otherwise provided by applicable law, the rules or regulations of any applicable stock exchange, or our charter or bylaws, every matter to be voted on by our stockholders at a meeting of stockholders at which a quorum is present, other than the election of directors, shall be decided by the affirmative vote of the holders of a majority in voting power of the shares of our common stock entitled to vote thereon that are present in person or represented by proxy at the applicable meeting. Nominees for election as directors at an annual meeting of stockholders shall stand for election to a one-year term expiring at the next annual meeting of stockholders and until their respective successors are duly elected and qualified, subject to earlier death, resignation, retirement or removal. Pursuant to our bylaws and subject to the rights of any series of our preferred stock that may be outstanding, each member of our board of directors shall be elected by the affirmative vote of a majority of the votes cast with respect to such director (excluding abstentions) by the shares represented and entitled to vote at a meeting of stockholders at which a quorum is present; provided, however, that in any election of directors in which a stockholder has properly nominated a person for election to our board of directors in compliance withour bylaws (a “Contested Election”), each of the directors to be elected at such meeting shall be elected by the affirmative vote of a plurality of the votes cast by the shares represented and entitled to vote at such meeting with respect to the election of such director. Our charter does not entitle the holders of our common stock to cumulative voting rights with respect to the election of our directors. If an incumbent director fails to receive the affirmative vote of a majority of the votes cast at a meeting for the election of directors (other than a Contested Election), the Governance and Nominating Committee of our board of directors shall make a recommendation to our board of directors whether to accept or reject any resignation that may have been previously tendered by such incumbent director. Dividends Subject to any preferential rights of any outstanding shares of our preferred stock to receive dividends before any dividends may be paid on our common stock, the holders of our common stock will be entitled to share ratably in any dividends payable on our common stock that may be declared by our board of directors out of funds legally available for the payment of dividends. Liquidation Rights Upon our voluntary or involuntary liquidation, dissolution or winding-up, the holders of our common stock will be entitled to share ratably in any of our assets remaining for distribution to our common stockholders after payment of or provision for our debts and other liabilities and subject to any preferential rights of any outstanding shares of our preferred stock to receive distributions in the event of our liquidation, dissolution or winding-up before distributions are made to holders of our common stock. Other Rights Holders of our common stock are not entitled to preemptive or conversion rights. There are no redemption or sinking fund provisions applicable to our common stock. Preferred Stock Under our charter, our board of directors is authorized, without vote or other action by our stockholders, to cause the issuance of up to 5,000,000 shares of our preferred stock in one or more series from time to time, to establish the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series (which may include, without limitation, voting rights, dividend rights and preferences, liquidation rights and preferences, redemption provisions and rights to convert the preferred stock of such series into other securities or property) and any qualifications, limitations or restrictions thereof, and to increase or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding). Our board of directors may authorize the issuance of preferred stock with voting, dividend, liquidation, conversion or other rights (which may include, without limitation, rights of one or more series of preferred stock, voting as a separate class, to elect one or more directors, rights of one or more series of preferred stock to vote with our common stock in the election of directors, and rights to receive dividends and to receive distributions in the event of our liquidation, dissolution or winding-up before any dividends or distributions may be paid to holders of our common stock) that could dilute or otherwise adversely affect the voting power or the dividend, liquidation or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, financings and other corporate purposes, could, among other things, have the effect of delaying, deterring or preventing a merger, change of control or other takeover of our company that our stockholders mightconsider to be in their best interests, including transactions that might result in a premium being paid over the market price of our common stock, and may also adversely affect the market price of our common stock and any other securities that we may issue and the voting, dividend, liquidation and other rights of the holders of our common stock. Anti-Takeover Provisions of Delaware Law We are subject to Section 203 of the DGCL (“Section 203”). In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in “business combination” transactions with any “interested stockholder” for a period of three years following the time that the stockholder became an interested stockholder, unless: • prior to the time the stockholder became an interested stockholder, the corporation’s board of directors approved either the applicable business combination or the transaction which resulted in the stockholder becoming an interested stockholder; • upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the voting stock owned by the interested stockholder) shares owned by directors who are also officers of the corporation and shares owned by employee stock plans in which the employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or • at or subsequent to the time that the stockholder became an interested stockholder, the business combination is approved by the corporation’s board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66-2/3% of the outstanding voting stock which is not owned by the interested stockholder. A “business combination” is defined to include, among other things and in general and subject to exceptions, a merger of the corporation with the interested stockholder; a sale of 10% or more of the market value of the corporation’s consolidated assets to the interested stockholder; certain transactions that result in the issuance of the corporation’s stock to the interested stockholder; a transaction that has the effect of increasing the proportionate share of the corporation’s stock owned by the interested stockholder; and any receipt by the interested stockholder of loans, guarantees or other financial benefits provided by the corporation. An “interested stockholder” is defined to include, in general and subject to exceptions, a person that (1) owns 15% or more of the outstanding voting stock of the corporation or (2) is an “affiliate” or “associate” (as defined in Section 203) of the corporation and was the owner of 15% or more of the corporation’s outstanding voting stock at any time within the prior three year period. A Delaware corporation may opt out of Section 203 with an express provision in its original certificate of incorporation or by an amendment to its certificate of incorporation or bylaws expressly electing not to be governed by Section 203 and approved by a majority of its outstanding voting shares. We have not opted out of Section 203. As a result, Section 203 could delay, deter or prevent a merger, change of control or other takeover of our company that our stockholders might consider to be in their best interests, including transactions that might result in a premium being paid over the market price of our common stock, and may also adversely affect the market price of our common stock and any other securities that we may issue. Anti-Takeover Provisions of Our Charter and Bylaws Certain provisions of our charter and bylaws could have the effect of delaying, deterring or preventing another party from acquiring or seeking to acquire control of us. For example, our charter and bylaws include anti-takeover provisions that: • authorize our board of directors, without vote or other action by our stockholders, to cause the issuance of preferred stock in one or more series from time to time and, with respect to each series, to establish the number of shares constituting that series and to fix the rights and other terms of that series, which may include, without limitation, voting rights, dividend rights and preferences, liquidation rights and preferences and rights to convert the preferred stock of such series into other securities or property; • provide that, subject to the rights of any series of our preferred stock that may be outstanding, vacancies on our board of directors or newly created directorships resulting from an increase in the number of our directors may be filled only by a majority of directors then in office, even though less than a quorum, or by the sole remaining director; • provide that the number of directors constituting our board of directors shall be fixed from time to time by resolution adopted by our board of directors; • require that actions to be taken by our stockholders must be taken at an annual or special meeting of our stockholders and not by written consent; • establish advance notice procedures and other requirements for stockholders to submit nominations of candidates for election to our board of directors and other proposals to be brought before a stockholders meeting;

• provide that, subject to the rights of any series of preferred stock that may be outstanding and except as may be required by law, special meetings of stockholders may be called only by our board of directors; and • do not give the holders of our common stock cumulative voting rights with respect to the election of directors, which means that the holders of a majority of our outstanding shares of common stock can elect all directors standing for election by our common stockholders. The provisions described above are intended to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage anyone seeking to acquire control of us to negotiate first with our board of directors. However, these provisions may also delay, deter or prevent a merger, change of control or other takeover of our company that our stockholders might consider to be in their best interests, including transactions that might result in a premium being paid over the market price of our common stock, and may also adversely affect the market price of our common stock and any other securities that we may issue. These provisions may also have the effect of preventing changes in our management. Limitation on Liability of Directors; Indemnification of Directors and Officers Our charter provides that, to the fullest extent permitted by law, none of our officers and directors shall be personally liable for monetary damages for breach of fiduciary duty as a director. Our bylaws provide that we will indemnify our officers and directors to the fullest extent permitted by the DGCL. We believe that these limitations of liability and indemnification provisions are useful to attract and retain qualified directors and officers.